Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-90840, 333-119850, 333-129421, 333-153852, 333-184158, and 333-249123 on Form S-8 of our reports dated March 1, 2021 relating to the financial statements of Boyd Gaming Corporation and Subsidiaries and the effectiveness of Boyd Gaming Corporation and Subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Boyd Gaming Corporation for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

March 1, 2021